UP TO
                                   $5,000,000
                    RENAISSANCE DESIGNER GALLERY PRODUCTS, INC.

                            PROCEEDS ESCROW AGREEMENT
                            -------------------------

     THIS ESCROW AGREEMENT is made as of this__________day of _________, 1998, by and among RENAISSANCE DESIGNER GALLERY PRODUCTS, INC., a Nevada corporation (the "Company"), and MESQUITE STATE BANK, Mesquite, Nevada (the "Escrow Agent").

     A. The Company proposes of offer and sell on behalf of the Company a minimum of 30,000,000 shares of common stock, $.01 par value per share (the "Shares"), aggregating $3,000,000 ("Minimum Proceeds") and a maximum of 50,000,000 Shares, aggregating $5,000,000 ("Maximum Proceeds"), each Share is offered at $0.10 per Share. The Shares will be offered on a "best efforts" basis.

          The Company desires to establish an escrow account in which funds received from the subscribers for the Shares (the "Subscribers") will be deposited pending completion of the escrow period. The Escrow Agent agrees to serve as Escrow Agent in accordance with the terms and conditions set forth herein.

          As used herein, the term Selling Agent shall include the broker/dealers selling the shares pursuant to a Selling Agreement. All Selling Agents shall be bound by this agreement.

     B. The Shares will be offered to the general public pursuant to a Registration Statement filed under form SB-2 with the United States Securities and Exchange Commission, under the Securities Act of 1933, as amended, and pursuant to various state securities laws. In connection with the offering of the Shares, the Company has prepared a Prospectus (the "Prospectus").

     C. The offering of the Shares will not close unless 30,000,000 Shares are sold within ninety (90) days of the effective date of the final Prospectus (which period may be extended for up to an additional ninety (90) days by the Company). The Company desires to have the funds received from the Subscribers (the "Subscription Funds") held in an escrow account by the Escrow Agent, upon the terms and subject to the conditions set forth in this Agreement.

     D. Until the closing (the "Closing"), which shall occur not later than ninety (90) days after the effective date of the final Prospectus (unless extended up to an additional ninety (90) days), the Company and the Selling Agent will promptly forward to the Escrow Agent to be held in the Escrow Account the Subscription Funds received along with a statement of the name, address, taxpayer identifying number and number of Shares subscribed to by the subscriber whose Subscription Funds are being submitted.

     E. The Closing of the purchase and sale of the Shares will be held on a day selected by the Company following the receipt by the Escrow Agent of Minimum Proceeds for the Shares (the "Closing Date").

                              COVENANTS
                              ---------

     NOW, THEREFORE, in consideration of the mutual covenants and agreements, contained herein, the parties hereto agree as follows:

     1. The Escrow Agent is hereby appointed to hold the Subscription Funds and to dispose of the Subscription Funds as hereinafter provided and it hereby accepts such appointment. All Subscription Funds, represented by check or otherwise, shall be made payable to "Renaissance - Escrow Account."

     2. Upon its receipt of any Subscription Funds, the Company and Selling Agents shall forward to the Escrow Agent by noon of the next business day after receipt the check or other form of payment representing the Subscription Funds. Escrow Agent shall deposit and hold all Subscription Funds in a special account entitled the "Renaissance - Escrow Account" (the "Escrow Account"). Escrow Agent shall hold the Subscriptions in trust as escrow agent only and shall not claim or be entitled to ownership of such funds. If Escrow Agent is unable to collect upon any Subscription Funds, it shall promptly notify the Underwriter of such failure and of the name and address of the Subscriber and the amount subscribed for and shall return the form of payment to the Underwriter. Escrow Agent shall deposit the Subscription Funds in a non-interest bearing account or if Subscription Funds are invested, such investments will only be made in investments permissible under SEC Rule 15c2-4.

     3. Escrow Agent shall maintain records of all Subscription Funds received and deposited into the Escrow Account. The records shall separately identify the name and mailing address of each Subscriber, the number of Shares subscribed for, the date on which the Subscription Funds were received by Escrow Agent and the date on which the proceeds of the Subscription Funds were collected by Escrow Agent.

     4. In the event the Escrow Agent does not receive Subscription Funds totaling the Minimum Proceeds by the Closing Date, the Escrow Agent shall refund to each Subscriber, without deduction and without interest, the amount received by the Subscriber and shall notify the Company.

     5. (a) Except as set forth herein, Escrow Agent shall make no payments or disbursements from the Escrow Account. No creditor of the Company or of Escrow Agent shall have any interest in the funds held in the Escrow Account.

          (b) The Company may at any time by notice to Escrow Agent request that all or a portion of Subscription Funds be returned to the

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
               Subscribers. Promptly after receiving such notice, Escrow Agent shall return the Subscription Funds described in the notice to the Subscriber in full, without deduction and without interest.

     6. On the Closing Date (or any subsequent closing date, as the case may be), the Escrow Agent shall make payment in good funds from the Escrow Account to the Company as described in the Prospectus of the full amount of the Subscription Funds and as instructed pursuant to written advice signed by the Company.

     7. The Escrow Agent shall have no duties or responsibilities except those expressly set forth herein. Except as otherwise provided herein, the Escrow Agent shall take such action as the Company may reasonably request in order to further effectuate the purposes of this Agreement.

     8.   It is understood and agreed further that:

          (a) The Escrow Agent shall have no duty to know or determine the performance or non-performance of any provisions of any agreement between the other parties hereto, and the original, or a copy of any such agreement deposited with the Escrow Agent shall not bind said Escrow Agent in any manner. The Escrow Agent assumes no responsibility for the validity or sufficiency of any documents or papers or payments deposited or called for hereunder except as may be expressly set forth in this Agreement, and the duties and responsibilities of the Escrow Agent are limited to those expressly stated in this Agreement. The Escrow Agent shall be entitled to its normal fees for services as Escrow Agent;

          (b) This Agreement may be supplemented, altered, amended, modified or revoked by writing only, signed by all of the parties hereto, and approved by the Escrow Agent upon payment of all fees, costs and expenses incident thereto;

          (c) No assignment, transfer, conveyance or hypothecation of any right, title or interest in and to the subject matter of this Escrow Agreement shall be binding upon the Escrow Agent unless written notice thereof shall be served upon the Escrow Agent and all fees, costs and expenses incident thereto shall have been paid and then only upon the Escrow Agent's assent thereto in writing;

          (d) Any notice required or desired to be given by the Escrow Agent to any party to this Agreement may be given by mailing the same addressed to such party at the address noted herein, or the most recent address of such party shown on the records of the Escrow Agent, or reasonably believed by Escrow Agent to be proper, and notice so mailed shall be as effectual as though served upon such party in person at the time of depositing such notice in the mail;

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
          (e) The Escrow Agent may receive any payment or performance called for hereunder after the due date thereof unless subsequent to the due date of such payment or performance and prior to the receipt thereof the Escrow Agent shall have been instructed in writing by the proper parties to refuse any such payment of performance;

          (f) The Escrow Agent shall not be personally liable for any act it may do or omit to do hereunder as such agent, while acting in good faith and in the exercise of its own best judgment, except for any act that constitutes wilful misconduct, gross negligence or fraud. The Escrow Agent shall have the right at any time to consult with counsel on any question arising hereunder and shall incur no liability for any delay reasonably required to obtain the advise of counsel;

          (g) The Escrow Agent is hereby expressly authorized to disregard any and all notices of warning given by any of the parties hereto, or by any other person, firm or corporation, excepting only orders of process of court, and is hereby expressly authorized to comply with and obey any and all process, orders, judgments or decrees of any court, and in case the Escrow Agent obeys or complies with any such process, order, judgment or decree of any court it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding that any such process, order, judgment or decree be subsequently reversed, modified, annulled, set aside or vacated, or found to have been issued or entered without jurisdiction;

          (h) In consideration of the acceptance of this Escrow Agreement by the Escrow Agent, the undersigned agree jointly and severally, for themselves, their heirs, legal representatives, successors and assigns to pay the Escrow Agent its charges and fees hereunder and to indemnify and hold it harmless as to any liability incurred by it by reason of it having accepted this agency, or in the event of a dispute, whether or not resulting in litigation, between the parties hereon, or between the parties hereto and the Escrow Agent, to reimburse the Escrow Agent for all its expenses, including, among other things, court costs and reasonable attorneys' fees incurred in connection therewith. Escrow fees or charges, as distinguished from other expenses hereunder, shall be made pursuant to a letter agreement between the Company and the Escrow Agent and may be deducted from the amount payable to the Company at the Closing if not otherwise provided for and are intended as compensation for the Escrow Agent's ordinary services as contemplated by this Agreement. In the event the conditions hereof are not promptly fulfilled, or any dispute arises hereunder, or if for any other reason the Escrow Agent renders services not provided for in this Agreement, the parties hereon jointly and severally agree to pay reasonable compensation for such extraordinary services. In the event of

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
               any action to recover the Escrow Agent's fees, expenses or charges from any party hereto, the Escrow Agent shall be entitled to reasonable attorneys' fees and costs incurred with respect to any such action. No provision in any attached special instructions by which one or more of the other parties hereto shall undertake to pay such fees, charges and expenses, or any portion thereof, shall, except as expenses, or any portion thereof, shall, except as between such other parties, alter their joint and several liability to the Escrow Agent for such fees, charges and expenses;

          (i) The Escrow Agent shall be under no duty or obligation to ascertain the identity, authority or rights of the parties (or their agents) executing or delivering or purporting to execute or deliver this Agreement or any documents or papers or payments deposited or called for hereunder;

          (j) The Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations or by reason of laches in respect to the subject of this Agreement or any documents or papers deposited; and

          (k) In the event of any dispute between the parties hereto as to the facts of default, the validity or meaning of the terms or provisions of this Agreement or any other fact or matter relating to the transactions covered hereby between the parties, the Escrow Agent is instructed as follows:

               (i) that it shall be under no obligation to act, except under process or order of court, or until it has been adequately indemnified to its full satisfaction, and shall sustain no liability for its failure to act pending such process or court order or indemnification;

               (ii) that it may in its sole and absolute discretion, deposit the property described herein or so much thereof as remains in its hands with the then clerk, or acting clerk, of the District Court of Shawnee County, Kansas, State of Kansas, and interplead the parties hereto, and upon so depositing such property and filings its complaint in interpleader it shall be relieved of all liability under the terms hereof as to the property so deposited and shall be entitled to recover in such interpleader action, from the other parties hereto, its reasonable attorney fees and related costs and expenses incurred in commencing such action and furthermore, the parties hereto for themselves, their heirs, legal representatives, successors and assigns do hereby submit themselves to the jurisdiction of said court and do hereby appoint the then clerk, or acting clerk, of said court as their agent for the service of all process in connection with such proceedings. The institution of any such interpleader action shall not impair the other rights of the Escrow Agent under this paragraph 8.

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

     9. Any notice or other communications to any party to this Escrow Agreement shall be given by first class mail, postage prepaid, addressed as follows:

               ESCROW AGENT:  Mesquite State Bank
                              Mesquite, Nevada

               COMPANY: Renaissance Designer Gallery Products, Inc. 1001 S.W. Gage Boulevard
                              Topeka, Kansas  66604

          Any notice sent by mail shall be deemed to have been given on the earlier of the date of receipt or on the fifth business day following the date of mailing.

     10. The Escrow Agent may resign by notifying the other parties hereto by registered mail at the address set forth in Section 9 hereof, and, until a successor escrow agent is named and accepts its appointment, the Escrow Agent shall have no duty save to hold the Subscription Funds in the Escrow Account.

     11. This Agreement shall be construed and interpreted in accordance with, and governed and enforced in all respects by the laws of the State of Kansas. The rights and obligations of the parties to this Agreement shall not be assigned or delegated without the prior written consent of the other party. This Agreement shall inure to and be binding upon the parties hereto, their successors and assigns.

     12. The term of this Agreement shall commence upon the date hereof and shall continue until the final discharge of the obligations of the Escrow Agent hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized representatives as of the date first above written.

                              "Company"
                              RENAISSANCE DESIGNER GALLERY
                              PRODUCTS, INC.

                              By: ________________________________________
                                   President

                              "Escrow Agent"
                              MESQUITE STATE BANK, MESQUITE NEVADA
                              By:______________________________
                                       Authorized Officer



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